Exhibit 11.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use of our report dated February 7, 2023, on the financial statements of Aurora Fund I, LLC (the “Company”) as of December 31, 2022 included in this to the Regulation A Offering Statement of the Company, on Form 1-A.

Assurance Dimensions

Margate, Florida

February 21, 2023